                                                                    EXHIBIT 99.2

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma condensed consolidated financial information gives effect to the acquisition of Micro Magic, Incorporated ("MMI") by Juniper Networks, Inc. ("Juniper Networks"). The acquisition will be accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of MMI have been combined with the recorded values of the assets and liabilities of Juniper Networks in the unaudited pro forma condensed consolidated financial information. The purchase price allocation for MMI is preliminary and is unaudited. These allocations are subject to change pending the completion of the final analysis of the fair value of the assets acquired and liabilities assumed. The impact of such changes could be material.

        The unaudited pro forma condensed consolidated balance sheet as of September 30, 2000 gives effect to the MMI acquisition as if it occurred on September 30, 2000. The Juniper Networks balance sheet information was derived from its unaudited September 30, 2000 condensed consolidated balance sheet. The MMI balance sheet information was derived from its unaudited September 30, 2000 balance sheet. The unaudited pro forma condensed consolidated statements of operations give pro forma effect to the acquisition as if the transaction was consummated as of January 1, 1999. The information for the Juniper Networks and MMI December 31, 1999 statements of operations was derived from their audited statements of operations for the year ended December 31, 1999. The information for the Juniper Networks and MMI September 30, 2000 statements of operations were derived from their unaudited statements of operations for the nine-month period ended September 30, 2000.

        The unaudited pro forma condensed consolidated financial information has been prepared by Company management for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Juniper Networks and MMI been a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of this Registration Statement on Form 8-K. The unaudited pro forma condensed consolidated financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Juniper Networks included in its Form 10-K and Form 10-Q filed March 29, 2000 and November 9, 2000, respectively, with the Securities and Exchange Commission, and the historical financial statements of MMI included as exhibit 99.2 in this Form 8-K.

                             JUNIPER NETWORKS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000
                                 (IN THOUSANDS)

                                                         Historical
                                                ----------------------------
                                                   Juniper      Micro Magic,     Pro Forma          Pro Forma
                                                Networks, Inc.  Incorporated    Adjustments          Combined
                                                --------------  ------------    -----------         -----------
ASSETS
Current assets:
  Cash and cash equivalents                      $   571,201       $ 1,848       $ (39,974)(1)      $   533,075
  Short-term investments                             567,731            --              --              567,731
  Accounts receivable, net                           116,319         1,330              --              117,649
  Prepaid expenses and other current assets           20,775            27              --               20,802
                                                 -----------       -------       ---------          -----------
          Total current assets                     1,276,026         3,205         (39,974)           1,239,257
Property and equipment, net                           33,039            95              --               33,134
Long-term investments                                508,630            --              --              508,630
Other long-term assets                               127,730            16         123,838(2)           251,584
                                                 -----------       -------       ---------          -----------
Total assets                                     $ 1,945,425       $ 3,316       $  83,864          $ 2,032,605
                                                 ===========       =======       =========          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                               $    48,431       $    30       $      --          $    48,461
  Other accrued liabilities                          108,105           107             150(1)           108,362
  Deferred revenue                                    34,770            --              --               34,770
                                                 -----------       -------       ---------          -----------
          Total current liabilities                  191,306           137             150              191,593
Convertible subordinated notes and
other long-term liabilities                        1,161,080            --              --            1,161,080

Common stock and additional paid-in capital          540,315           568         218,636(1)(3)        759,519

Deferred stock compensation                           (1,595)         (127)       (121,584)(2)(3)      (123,306)
Accumulated other comprehensive income
(loss)                                                20,727            --              --               20,727
Retained earnings                                     33,592         2,738         (13,338)(2)(3)        22,992
                                                 -----------       -------       ---------          -----------
Total stockholders' equity                           593,039         3,179          83,714              679,932
                                                 -----------       -------       ---------          -----------
Total liabilities and stockholders' equity       $ 1,945,425       $ 3,316       $  83,864          $ 2,032,605
                                                 ===========       =======       =========          ===========


                 See accompanying notes to unaudited pro forma condensed consolidated financial information.

                             JUNIPER NETWORKS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          Historical
                                                ----------------------------
                                                   Juniper      Micro Magic,     Pro Forma         Pro Forma
                                                Networks, Inc.  Incorporated    Adjustments        Combined
                                                --------------  ------------    -----------        ---------
Net revenues                                      $ 102,606       $  3,443       $      --         $ 106,049

Cost of revenues                                     45,272          1,182              --            46,454
                                                  ---------       --------       ---------         ---------

Gross profit                                         57,334          2,261              --            59,595

Operating expenses:
  Research and development                           41,502            269              --            41,771
  Sales and marketing                                20,931            891              --            21,822
  General and administrative                          5,235            271              --             5,506
  Amortization of goodwill, purchased
     intangibles and deferred stock
     compensation                                     4,286         15,923         103,972(2)(3)     124,181
                                                  ---------       --------       ---------         ---------
          Total operating expenses                   71,954         17,354         103,972           193,280
                                                  ---------       --------       ---------         ---------
Operating loss,                                     (14,620)       (15,093)       (103,972)         (133,685)

Interest income, net                                  8,011             39          (2,400)(5)         5,650
                                                  ---------       --------       ---------         ---------
Loss before income taxes                             (6,609)       (15,054)       (106,372)         (128,035)
Provision for income taxes/(tax benefit)              2,425           (617)             --             1,808
                                                  ---------       --------       ---------         ---------
Net loss                                          $  (9,034)      $(14,437)      $(106,372)        $(129,843)
                                                  =========       ========       =========         =========
Net loss per share:
   Basic                                          $   (0.03)                                       $   (0.49)
                                                  =========       ========       =========         =========
   Diluted                                        $   (0.03)                                       $   (0.49)
                                                  =========       ========       =========         =========
Shares used in computing net loss per share:
   Basic                                            262,960                            521           263,481
                                                  =========       ========       =========         =========
   Diluted                                          262,960                            521           263,481
                                                  =========       ========       =========         =========

                  See accompanying notes to unaudited pro forma condensed consolidated financial information.

                             JUNIPER NETWORKS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   Historical
                                         -----------------------------
                                            Juniper       Micro Magic,     Pro Forma       Pro Forma
                                         Networks, Inc.   Incorporated    Adjustments       Combined
                                         --------------   ------------    -----------      ----------
Net revenues                               $378,115          $ 3,590       $     --         $ 381,705

Cost of revenues                            136,144            1,177             --           137,321
                                           --------          -------       --------         ---------
Gross profit                                241,971            2,413             --           244,384

Operating expenses:
  Research and development                   57,590              157             --            57,747
  Sales and marketing                        52,137              678             --            52,815
  General and administrative                 12,631              208             --            12,839
  Amortization of goodwill, purchased
     intangibles and deferred stock
     compensation                             6,977            5,328         49,946(2)(3)      62,251
  Charitable contribution                    10,000               --             --            10,000
                                           --------          -------       --------         ---------
          Total operating expenses          139,335            6,371         49,946           195,652
                                           --------          -------       --------         ---------
Operating income/(loss)                     102,636           (3,958)       (49,946)           48,732

Interest income, net                         28,156               39         (1,800)(5)        26,395
                                           --------          -------       --------         ---------
Income/(loss) before income taxes           130,792           (3,919)       (51,746)           75,127
Provision for income taxes                   45,033                2             --            45,035
                                           --------          -------       --------         ---------
Net income/(loss)                          $ 85,759          $(3,921)      $(51,746)        $  30,092
                                           ========          =======       ========         =========
Net income per share:
   Basic                                   $   0.28                                         $    0.10
                                           ========          =======       ========         =========
   Diluted                                 $   0.25                                         $    0.09
                                           ========          =======       ========         =========
Shares used in computing net
income per share:
   Basic                                    301,701                             521           302,222
                                           ========          =======       ========         =========
   Diluted                                  347,309                           1,454           348,763
                                           ========          =======       ========         =========

                  See accompanying notes to unaudited pro forma condensed consolidated financial information.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

BASIS OF PRESENTATION

        Juniper Networks acquired MMI on December 8, 2000 for a total purchase price of $259.3 million in a transaction accounted for as a purchase. Juniper Networks exchanged approximately $40.0 million of cash and 828,000 shares of Juniper Networks common stock with a fair value of $125.7 million for all of the outstanding stock of MMI. The common stock was valued using Juniper Networks' average closing stock price on the 3 days before the announcement, which was $151.76 per share. Juniper Networks also assumed all of the outstanding stock options of MMI with a fair value of approximately $93.5 million. The options were valued using a Black-Scholes option pricing model with the inputs of .80 for volatility, 3 years for expected life, 6.00% for the risk-free interest rate and a market value of $151.76 per share as described above. There is also $150,000 of estimated transaction costs related to the merger.

        The acquisition will be accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Preliminary estimates based on management's best estimates of the fair values of the assets and liabilities of MMI have been combined with the recorded values of the assets and liabilities of Juniper Networks in the unaudited pro forma condensed consolidated financial information. These allocations are subject to change pending a final analysis of the value of the assets acquired and liabilities assumed.


PRO FORMA ADJUSTMENTS

(1) To reflect the issuance of approximately $40.0 million in cash and 828,000 shares of Juniper Networks Common Stock (521,000 vested and 307,000 restricted) and the assumption of all outstanding options in conjunction with the MMI acquisition, for an aggregate purchase price of approximately $259.3 million, including approximately $150,000 of estimated transaction costs.

(2) To reflect the excess of the purchase price over the fair value of assets and liabilities acquired in connection with the MMI acquisition. The purchase price allocation is based on management's estimates of the fair values of the tangible and intangible assets, as well as acquired technology which has not reached technological feasibility and has no alternative future use. The book value of tangible assets and liabilities acquired are presently believed to approximate fair value. The assembled workforce, purchased technology and goodwill will be amortized on a straight-line basis over three years. Deferred compensation on unvested stock and stock options will be amortized over the vesting period using the graded vesting method. The compensation expense relates to unvested stock and stock options granted to individuals primarily in the research and development expense category. The total purchase price paid for the acquisition is summarized as follows (in thousands):

Net assets acquired                      $  3,179
In-process research and development        10,600
Assembled workforce                           900
Purchased technology                        7,300
Goodwill                                  115,638
Deferred compensation on unvested
  stock and stock options                 121,711
                                         --------
   Total                                 $259,328
                                         ========

(3) To reflect the elimination of the stockholders' equity accounts and amortization of deferred compensation of MMI.

(4) Juniper Networks will record an immediate write-off of in-process technology at the consummation of the acquisition. The unaudited pro forma condensed consolidated statements of operations do not include the charge for in-process technology of approximately $10.6 million since it is considered a non-recurring charge. The charge will be taken by Juniper Networks in the three months ended December 31, 2000.

(5) To reflect the effect on interest income for approximately $40 million of cash paid by Juniper Networks.

PRO FORMA NET INCOME (LOSS) PER SHARE

        The unaudited pro forma combined basic net income (loss) per share is based upon the weighted average number of outstanding shares of common stock of Juniper Networks during the period presented, plus the number of vested shares issued to consummate the acquisition of MMI as if the acquisition occurred at the beginning of the period presented. The unaudited pro forma combined diluted net income (loss) per share also includes the MMI common stock equivalents, if antidilutive.

CONFORMING AND RECLASSIFICATION ADJUSTMENTS

        There were no material adjustments required to conform the accounting policies of Juniper Networks and MMI. Certain amounts have been reclassified to conform to Juniper Networks's financial statement presentation.